             As filed with the Securities and Exchange Commission on
                                March 10, 1998

                                              Registration No. _________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            ORTEC INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

    DELAWARE                                             11-3068704
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                     3960 Broadway, New York, New York 10032
                    (Address of principal executive offices)


               A. ORTEC INTERNATIONAL, INC. 1996 STOCK OPTION PLAN

              B. REOFFERING OF SHARES OF ORTEC INTERNATIONAL, INC.
             HELD BY ROBERT A. ABRAHAMS, ACQUIRED UPON HIS EXERCISE
        OF A WARRANT PURSUANT TO AN OPTION DATED AS OF FEBRUARY 1, 1995,
         BY AND BETWEEN ORTEC INTERNATIONAL, INC. AND ROBERT A. ABRAHAMS
                            (FULL TITLE OF THE PLANS)


                           STEVEN KATZ, PHD, PRESIDENT
                            ORTEC INTERNATIONAL, INC.
                                  3960 BROADWAY
                            NEW YORK, NEW YORK 10032
                                 (212) 740-6999
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:

                             GABRIEL KASZOVITZ, ESQ.
               FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 888-8200


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE


                                                     PROPOSED          PROPOSED
  TITLE OF                                           MAXIMUM           MAXIMUM
SECURITIES                 AMOUNT                    OFFERING          AGGREGATE        AMOUNT OF
  TO BE                    TO BE                     PRICE             OFFERING          REGISTRATION
REGISTERED                 REGISTERED                PER SHARE         PRICE            FEE

Common Stock               296,000(1)_                $     (2)        $2,652,325(3)    $  782.44
($.001 par                 shares
 value)

Common Stock               56,000(4)                  $14.00           $  784,000(5)    $  231.28
($.001 par                 shares
 value)

Total                      352,000
                           shares                                                       $1,013.72


------

(1) Shares underlying options already granted under the Company's 1996 Stock Option Plan (the "Plan").

(2) The maximum offering prices per share are equal to the various exercise prices of the options already granted under the Plan.

(3) The product resulting from multiplying the number of shares underlying options already granted under the Plan by the various exercise prices at which such options may be exercised, as determined in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

(4) Includes 54,000 shares underlying the Plan for which no options have been granted, and 2,000 shares held by Robert A. Abrahams, who received such shares upon his exercise of a warrant issued in connection with an option agreement dated as of February 1, 1995 by and between the Company and Mr. Abrahams. Such 2,000 shares held by Mr. Abrahams are being registered hereby pursuant to a reoffering prospectus.

(5) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 56,000 shares of Common Stock by $14.00, the average of the high and low prices of the shares of Common Stock on the Nasdaq SmallCap Market on March 6, 1998.

PROSPECTUS

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                            ORTEC INTERNATIONAL, INC.

                                 122,000 SHARES

                                  COMMON STOCK

         This Prospectus covers 122,000 shares of Common Stock, par value $.001 per share (the "Common Stock") of Ortec International, Inc., a Delaware corporation (the "Company"), including 120,000 shares issuable by the Company upon the exercise of options (the "Options") granted by the Company under its 1996 Employee Stock Option Plan. Other than proceeds received by the Company from the exercise of the Options, the Company will not receive any proceeds from the sale of the shares offered hereby. The holders of the shares covered by this Prospectus intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each such holder will bear all expenses with respect to the offering of shares by him except the costs associated with preparing and printing this Prospectus.

         The Common Stock of the Company is traded on the NASDAQ SmallCap Market system under the symbol "ORTC." On March 6, 1998, the last reported sale price of the Common Stock was $14.00.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.
                              ---------------------

                SEE "RISK FACTORS" AT PAGE 6 FOR INFORMATION THAT
                  SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS
                              ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 10, 1998

                              AVAILABLE INFORMATION

         Since January 20, 1996, the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company has and will continue to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the NASDAQ SmallCap Market and reports and information concerning the Company can also be inspected through such exchange. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.

         The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to Mr. Ron Lipstein, Secretary, Ortec International, Inc., 3960 Broadway, New York, NY 10032, or by telephone at (212) 740-6999.

         The Company has filed with the Commission a Registration Statement on Form S-8 and all schedules and exhibits thereto under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to such Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                               PROSPECTUS SUMMARY


         All the information in this summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. For definition of certain terms and abbreviations used in this Prospectus, see the "Glossary" on Page A.


                                   THE COMPANY

         ORTEC INTERNATIONAL, INC. (the "Company") has developed a proprietary technology which consists of a biologically active dressing to stimulate the repair and regeneration of human skin. The Company's product is intended to be utilized for the treatment of severe burn patients as well as for other types of wound healing and for reconstructive and cosmetic surgery. The Company believes that the successful regeneration of human skin creates the potential for wide commercial application.

         The Company is a development stage company and to date has not sold any products. Its activities have been limited to human clinical tests of its product and research and development under an exclusive license relating to the Company's biological dressing. From March 12, 1991 (inception) to September 30, 1997, the Company spent an aggregate of $4,177,871 for research and development

         In order to create a clinically useful biological dressing, the Company has duplicated the two major layers that form the human skin, the epidermis and the dermis. Dr. Mark Eisenberg, of Sydney, Australia, an officer and director of the Company and one of its largest shareholders, has been involved in biochemical and clinical research at the University of New South Wales in Australia for over twenty years, focusing primarily in treating the symptoms of a unique disease called Epidermolysis Bullosa ("EB"). The wounds resulting from EB are very similar to those caused by burns and require similar treatment. In 1987, through his work on EB, Dr. Eisenberg first succeeded in growing epidermal layers of human skin, which were successfully applied as an allograft on an EB patient. Dr. Eisenberg has since developed a biologically active dressing known as "Composite Cultured Skin", consisting of both the dermal and epidermal layers.

         In March 1994, the Company commenced human clinical trials on burn patients under protocols approved by the Food and Drug Administration ("FDA"), which require testing of 120 patients. As of February 4, 1998, 16 patients have been treated under this program at three different hospitals. More trials will be necessary to test the safety and efficacy of the Company's product. From 1988 to 1996, the Company's product was used in skin replacement operations on 29 patients (of which 5 operations were skin replacement for burn patients) in Sydney, Australia. None of the Australian procedures were performed in accordance with the FDA approved protocols.

         In 1996, the FDA approved the protocols of Rockefeller University Hospital in New York City for the use of the Company's Composite Cultured Skin for the treatment of non-healing skin ulcers of patients with EB. Under this FDA approved clinical trial protocol, ten to fifteen patients are required to be treated under this program. Rockefeller University has, as of the date of this Prospectus, conducted the human clinical trials on 11 EB patients under this program and may conduct up to an additional 4 human clinical trials on EB patients.

         In December 1997 the FDA approved protocols of Washington Hospital Center in Washington, D.C., for the use of the Company's Composite Cultured Skin in a pilot clinical trial program for the treatment of 15 to 20 patients with donor site wounds. Donor sites are those areas of the body from which healthy skin is taken and transplanted onto a wound site (an "autograft" skin transplant), thus creating an additional wound at the donor site which then has to be treated. As of the date of this Prospectus, the human clinical trials under this program are expected to begin shortly. The protocols require follow-up evaluations of the patients for six months after the treatment.

                  The executive offices of the Company are located at 3960 Broadway, New York, New York 10032. Its telephone number is (212) 740-6999.

                                  THE OFFERING

Securities Included
in this Prospectus              122,000 shares of Common Stock.

Common Stock outstanding
as of the date hereof
(including 2,000 of the
122,000 shares included
in this Prospectus)(1)          5,766,827 Shares

Use of Proceeds                 Other than the proceeds received upon the
                                exercise of the Options, the Company will not receive any proceeds from the sale of the shares offered hereby. See "Use of Proceeds."

Risk Factors                    An investment in the shares offered hereby
                                involves a high degree of risk.  See "Risk
                                Factors."

NASDAQ Trading Symbol
  for Common Stock              "ORTC"


---------------------------


(1)      Unless otherwise indicated, no effect is given in this Prospectus to
         (i) 1,200,000 shares reserved for issuance upon exercise of the Company's publicly held Class B Warrants, exercisable at $15 per share, expiring January 19, 1999; (ii) 257,072 shares reserved for issuance upon exercise of warrants expiring January 19, 2000 exercisable at $1.00 per share; (iii) 240,000 shares reserved for issuance upon the exercise of the options granted to the Underwriter in the Company's initial public offering ("IPO") and the warrants included therein, exercisable at per share prices of $8.75 for 120,000 shares expiring December 15, 2000, and $24.75 for the remaining 120,000 shares expiring on January 19, 1999; (iv) 350,000 shares reserved for issuance upon the exercise of stock options included in the Company's 1996 Stock Option Plan, of which options to purchase 296,000 shares at prices of ranging from $6 to $14.25 have already been granted; and (v) 556,226 shares reserved for issuance upon the exercise of other outstanding warrants at prices ranging from $6 to $14.25 and expiring at various times from March 1997 to December 2002.

                                  RISK FACTORS


         The purchase of the shares offered hereby involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before subscribing for the shares, each prospective investor should consider carefully the general investment risks enumerated elsewhere in this Prospectus and the following risk factors, as well as the other information contained in this Prospectus.

         NEED FOR FUTURE FINANCING. The Company anticipates that its cash on hand is sufficient to meet its cash requirements through approximately the end of January 2000. However, there can be no assurance that unexpected costs will not be incurred. At the end of that period the Company may be required to raise additional funds to complete its different human clinical trials (if not completed by then) and produce and market its Composite Cultured Skin. The Company may then, or earlier, seek additional funds through sale of its securities to the public and through private markets, debt financing or short term loans. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to it, if at all. The failure of the Company to obtain acceptable additional financing would have a material adverse effect on the operations of the Company. Additional financing may result in dilution for then current shareholders. See "Forward Looking Information May Prove Inaccurate."

         DEVELOPMENT STAGE COMPANY; LIMITED OPERATING HISTORY. The Company is a development stage company organized in March 1991. It has no products approved for commercial sale and has not realized any operating revenues. The Company is likely to continue to encounter difficulties which are common to development stage companies, including unanticipated costs relating to development, delays in the testing of products, regulatory approval and compliance and competition. The Company will not, in all likelihood, generate any revenues until it obtains FDA approval to sell its skin replacement product in commercial quantities for human application. There can be no assurance that such approval will be obtained, or if obtained, that sales of the Company's product can be made on a profitable basis.

         UNCERTAINTY OF CLINICAL TRIALS; NEED TO OBTAIN FDA PREMARKETING APPROVAL; GOVERNMENT REGULATION. Pursuant to the Federal Food Drug and Cosmetic Act and regulations promulgated thereunder, the FDA regulates the manufacture, distribution and promotion of medical devices in the United States. The Company's Composite Cultured Skin is subject to regulation as a medical device. Prior to commercial release of the Company's product, premarket approval ("PMA") by the FDA will be required. PMA entails proof of nontoxicity, safety and efficacy in human clinical trials. Premarket approval is a lengthy and expensive process and there can be no assurance that FDA approval will be obtained. In 1994, 1996 and February 1998 the Company received FDA approval to commence human clinical trials for use of its Composite Cultured Skin for burn patients, EB patients and for donor site wounds, respectively. The human clinical trials and the PMA are lengthy and costly processes, the successful completion of which cannot be assured. Moreover, even if the Company obtains FDA approval, the Composite Cultured Skin and any manufacturing facilities used to manufacture it will continue to be subject to review, periodic inspections and specific recordkeeping, reporting, product testing, design, safety and labeling requirements. Accordingly, the Company's business, financial condition and emergence from the development stage are dependent on timely FDA approval for its product.

         UNCERTAINTY OF MARKET ACCEPTANCE; RELIANCE ON ONE PRODUCT. Acceptance of the Company's product is difficult to predict and will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that the Company's product will be successful in providing viable skin replacement on a commercial basis or that it will be accepted by the medical community. In addition, the Company's only product is its Composite Cultured Skin. The Company does not expect its product to be available for commercial sale for at least two years. The Company expects that its Composite Cultured Skin will likely be, if and when commercially available, its sole product for an indefinite period of time. Failure of the Company's product to achieve market acceptance will have a material adverse impact on the Company's financial condition.

         TECHNOLOGICAL CHANGE; HIGHLY COMPETITIVE INDUSTRY. The biomedical field is undergoing rapid and significant technological change. The Company's success will depend on its ability to establish and maintain a competitive position in this marketplace. Many companies and academic institutions have developed, or are capable of developing products based on other technologies that are or may be competitive with the Company's product. The Company's competitors include Organogenesis, Inc., Genzyme Tissue Repair, Inc., Advanced Tissue Sciences, Inc., Life Cell Corporation and Integra Life Sciences. Many of those and other potential competitors are well established, are much larger than the Company and have substantially greater financial and other resources than the Company and have established reputations for success in the development, sale and service of their products. Such companies and academic institutions may succeed in developing products that are more effective than the Company's Composite Cultured Skin or that will receive FDA approval more quickly than the Company's product. The FDA panel reviewing Organogeneses' product for the treatment of venous stasis ulcers has recommended FDA approval of such product for sale to the public. The FDA panel reviewing Advanced Tissue Science's product for the treatment of diabetic ulcers has recommended FDA approval of such product for sale to the public.

         ANTICIPATED DEPENDENCE ON THIRD PARTIES FOR MARKETING; LIMITED MARKETING EXPERIENCE. The Company intends to sell its product primarily through its own efforts and may use third party distributors on a limited basis. The Company has no marketing experience and has limited financial and other resources to undertake extensive independent marketing activities. There can be no assurance that the Company will be able to market its Composite Cultured Skin successfully or enter into agreements with third parties on acceptable terms for such services.

         LIMITED SUPPLIES OF MATERIALS. The Company is currently purchasing bovine collagen sponges, a key component of its product, from one supplier who produces the sponges to the Company's specifications. The Company has no written agreement with that supplier obligating the supplier to supply sponges to the Company. If the Company were required to secure another source for its bovine collagen sponges, the Company would encounter considerable additional delay and expense in continuing its human clinical trials and, consequently, in marketing its Composite Cultured Skin.

         The Company will continue to rely on a limited number of outside suppliers to supply other materials that it uses in producing and testing its Composite Cultured Skin. No assurance can be given that the Company or its suppliers will continue to have access to a sufficient supply of these materials.

         LIMITATIONS OF PATENT PROTECTION. The Company has been granted, and relies on, an exclusive license from Dr. Mark Eisenberg, a major shareholder, officer and director of the Company, who developed the Company's Composite Cultured Skin, for worldwide rights to market the technology and any products developed from it.

         Dr. Eisenberg has been granted patents for the Company's Composite Cultured Skin in the United States and in several foreign countries and is prosecuting patent claims for it in others. There can be no assurance that the United States patent will not be successfully challenged in court proceedings. Nor can there be any assurance that any United States or foreign patents will provide any commercial benefits to the Company.

         Several of the Company's competitors, including Organogenesis, Inc., Advanced Tissue Sciences, Inc., Genzyme Tissue Repair Inc., Integra Life Sciences and LifeCell Corporation have been granted patents relating to their particular artificial skin technologies.

         PRODUCT LIABILITY. The Company is exposed to the risk of product liability claims in the event that its product causes injury or otherwise results in adverse effects. Although the Company has obtained product liability insurance coverage in the amount of $1,000,000, there can be no assurance that such insurance coverage will be adequate to protect the Company against future product liability claims or that product liability insurance will be available to the Company in the future on terms acceptable to the Company, if at all.

         DEPENDENCE ON KEY PERSONNEL. The Company is dependent on Steven Katz, PhD, the Company's president, for managing the affairs of the Company. The unavailability of Dr. Katz to manage such affairs would have a materially adverse effect on the Company's business.

         FUTURE SALE OF UNREGISTERED SECURITIES; REGISTRATION RIGHTS. 1,546,069 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Act. In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. 1,794,750 additional shares that are issuable upon exercise of outstanding warrants and options, or pursuant to warrants and options that may be granted in the future under the Company's Employee Stock Option Plan will be eligible for immediate sale into the public securities markets after such warrants and options are exercised as follows: In addition, 808,548 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 257,072 shares) to $14.25, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

         No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

         EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Sales of the Company's Common Stock upon exercise of options and warrants may have a depressive effect on the market price of the Common Stock, and issuance of additional Common Stock upon the exercise of options and warrants may also dilute the proportionate ownership of the then current stockholders of the Company.

         POSSIBLE VOLATILITY OF SECURITIES PRICES. The market price of the Company's Common Stock may be highly volatile, as has been the case with the securities of other development stage biotechnology companies. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant impact on the market price of the Company's Common Stock.

         NO DIVIDENDS. The Company has not paid any dividends on its shares and does not intend to do so in the foreseeable future. It is the present intention of the Company's Board of Directors to retain all earnings, if any, for use in the Company's business operations.

         CONCENTRATION OF OWNERSHIP; DELAWARE CORPORATE LAW PROVISIONS. The Company's officers, directors, founders and affiliated persons beneficially own 1,985,450 shares of the Common Stock representing approximately 34% of the total outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of the directors of the Company, increases in the authorized capital or the dissolution, merger, or sale of the assets of the Company and otherwise influence the control of the Company's affairs. Such substantial control of the Company by these persons could serve to impede or prevent a change of control of the Company. As a result, potential purchasers may not seek to acquire control of the Company through the purchase of Common Stock which may tend to reduce the market price of the Common Stock. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control. Such 1,985,450 shares do not include an additional 813,300 shares of Common Stock (an additional 14% of the total outstanding shares) in an investment account managed by a director of the Company for others, over which such director has voting power subject to termination by his investment client.

                                 USE OF PROCEEDS

         Other than the proceeds received by the Company from the exercise of the Options, the Company will not receive any proceeds from the sale of shares covered by this Prospectus.

         In the event all of the Options are exercised, the Company will receive proceeds of $4,136,250. Any of such proceeds may be used for general working capital purposes, acquisitions, research and development and/or human clinical trials. The Company has not specifically allocated the proceeds among these uses, and actual expenditures will depend on a number of factors. The use of any proceeds from the exercise of the Options, of which there is no assurance, and the timing of such use, will also depend on the availability of cash from other sources. In the event the Company's plans or assumptions change or prove to be inaccurate, the Company may find it necessary or advisable to reallocate any net proceeds. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short term certificates of deposit, money market funds or other short term, interest bearing investments. The Company does not have any current intentions with respect to material acquisitions of any businesses or products.

                             SELLING SECURITYHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and as adjusted to reflect the sale of the 122,000 shares included in this Prospectus for each of the selling security holders.

                         AMOUNT AND
                           NATURE                                  BENEFICIAL
                        OF BENEFICIAL        SHARES                 OWNERSHIP
NAME AND ADDRESS          OWNERSHIP        REGISTERED                   AFTER               PERCENT
 OF BENEFICIAL            PRIOR TO          FOR SELLING            COMPLETION                  OF
   OWNER(1)              OFFERING(2)     SECURITYHOLDERS            OF OFFERING              CLASS
----------------        ------------     ---------------            -----------              -----
Steven Katz, PhD
 President,
 Chief Executive
 Officer and Chairman      293,257(3)          65,000                  228,257(3)               4.0

Ron Lipstein,
 Secretary, Treasurer
 & CFO                     323,606(4)          35,000                  288,606(4)               5.0

Alain Klapholz,
 Vice President -
 Operations                318,607(5)          20,000                  298,607(5)               5.1

Robert A. Abrahams
175 Primrose Lane
Fairfield, CT 06430          2,000              2,000                       -0-                  --

----------------------

(1) Unless otherwise listed, the addresses of all of the persons in the foregoing table are at the Company's offices, 3960 Broadway, New York, New York 10032.

(2) The number of Shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of the Company's outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after the date of this Prospectus. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute beneficial ownership of such shares.

(3) Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Also includes 65,000 shares offered by this Prospectus which are issuable to Dr. Katz upon his exercise of outstanding options.

(4) Includes 36,000 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 36,000 shares. Also includes the 35,000 shares offered by this Prospectus which are issuable to Mr. Lipstein upon his exercise of outstanding options.

(5) Includes 36,000 shares owned by Mr. Klapholz' minor children. Mr. Klapholz disclaims any beneficial interest in such 36,000 shares. Also includes 20,000 shares offered by this Prospectus which are issuable to Mr. Klapholz upon his exercise of outstanding options.

                              PLAN OF DISTRIBUTION

         The holders of the shares covered by this Prospectus are offering the shares for their own account and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares by such selling stockholders (the "Selling Stockholders"). See "Use of Proceeds."

         The shares offered by the Selling Stockholders may be sold from time to time by the Selling Stockholders directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commission from the Selling Stockholders or purchasers of the shares (which compensation may be in excess of customary commissions). Sales of the shares may be made in one or more transactions through the Nasdaq SmallCap Market system, otherwise in the over-the-counter market, or in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

         Under the Exchange Act and the regulations thereunder, persons engaged in a distribution of the shares of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders. Further, the amount of securities to be reoffered or resold under this Prospectus by the Selling Stockholders, and by any other person with whom a Selling Stockholder is acting in concert in such resale, may not exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

         To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material change to such information in this Prospectus.


         FORWARD LOOKING INFORMATION MAY PROVE INACCURATE

         This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of Management, as well as assumptions made by and information currently available to the Company. When used in this document, the words "anticipate," "believe," "estimate," and "expect" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this Prospectus.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         1,546,069 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Securities Act. In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for a least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. 1,794,750 additional shares that are issuable upon exercise of outstanding warrants and options, or pursuant to options that may be granted in the future under the Company's Employee Stock Option Plan, will be eligible for immediate sale into the public securities markets after such warrants and options are exercised. In addition, 808,548 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 257,072 shares) to $14.25, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

         No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

                                  LEGAL MATTERS

         The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. Gabriel Kaszovitz, a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, is a stockholder of the Company and has been granted an option expiring April 1, 2000 to purchase 10,000 shares of Common Stock at $6.00 per share.

                                     EXPERTS

         The financial statements of the Company at December 31, 1996 and for each of the two years then ended and the period from March 12, 1991 (inception) through December 31, 1996, have been audited by Grant Thornton LLP, Independent Certified Public Accountants, as set forth in their report, and are incorporated herein by reference in reliance upon such report (also incorporated herein by reference), given on the authority of the firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission by the Company, pursuant to the Exchange Act and the Securities Act, are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1997.

         (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed December 5, 1995, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    GLOSSARY

         The following Glossary defines certain technical terms and abbreviations used in this Prospectus.

         ALLOGRAFT - replacement of damaged skin with materials, synthetic or natural, other than a patient's own skin.

         AUTOGRAFT - transplant of skin from one site of a patient's body onto a wound site that no longer has the capacity to heal spontaneously.

         COLLAGEN - an insoluble fibrous protein that occurs in vertebrates as the chief constituent of connective tissue fibrils and in bones.

         COMPOSITE CULTURED SKIN - the Company's product. Produced from cells derived from human infant foreskins obtained during routine infant circumcisions which are separated into dermal and epidermal cells, reproduced and the dermal cells are then grown onto a cross linked bovine collagen sponge and the epidermal cells are grown on top of that sponge to form the composite cultured skin.

         DERMIS - the lower layer of human skin, beneath the epidermis. A thick fibroelastic layer that consists of cells that generate such fibroelastic material and provide a framework for the support of blood vessels that flow through such layer.

         DONOR SITE - site of a person's body from which healthy skin is taken in an autograft transplant.

         EB - EPIDERMOLYSIS BULLOSA - a congenitally inherited disorder characterized by fragile skin that breaks down easily, leading to infections, ulcerations and contracture that cause deformities of the limbs.

         EPIDERMIS - the upper layer of human skin. A thin multi-layered cellular sheet of cells approximately 0.5 mm in thickness that is constantly being regenerated through cell division.

         FIBROELASTIC - composed of collagen and elastic fibers.

         PMA APPLICATION - premarket approval application submitted to the FDA for the sale of a new proposed medical device that is not substantially equivalent to an already cleared device.


                                        A

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                                TABLE OF CONTENTS

                                                        Page
                                                        ----
Prospectus Summary...................................    3
Risk Factors.........................................    6
Use of Proceeds......................................   10
Selling Securityholders..............................   10
Plan of Distribution.................................   12
Forward Looking Information May
 Prove Inaccurate....................................   12
Disclosure of Commission Position
 on Indemnification for Securities
 Act Liabilities.....................................   13
Shares Eligible for Future Sale......................   14
Legal Matters........................................   14
Experts .............................................   14
Incorporation of Certain
 Information by Reference............................   15
Glossary..............................................   A


                                      ORTEC
                               INTERNATIONAL, INC.



                                 122,000 SHARES
                                 OF COMMON STOCK



                                  PROSPECTUS



                                March 10, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Ortec International, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

                  (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed December 5, 1995 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. A member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass, LLP, owns shares of the Company's Common Stock and has been granted an option expiring April 1, 2000 to purchase 10,000 shares of Common Stock at $6.00 per share.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Robert A. Abrahams, a holder of "Restricted Securities" of the Company, as that term is defined under General Instruction C to Form S-8, is registering such securities for reoffer and resale hereby. Mr. Abrahams is not an affiliate of the Company. The initial grant, offer and sale of such securities were done without registration under the Securities Act of 1933, as amended (the "Act"), as they did not involve any public offering, pursuant to the provisions of Section 4(2) of the Act.

ITEM 8. EXHIBITS.

NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
**4      Ortec International, Inc. 1996 Stock Option Plan

 *5      Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

*24.1    Consent of Grant Thornton, LLP

*24.2    Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
         (contained in Exhibit 5)

----------

*        Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed in June 1996. Modification adopted by the Registrant's Board of Directors on December 2, 1997 filed herewith.


ITEM 9. REQUIRED UNDERTAKINGS

         The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act, that:

         The Registrant will:

         (i) Include any additional or changed material information on the plan of distribution.

         (ii) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (iii) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 10th day of March, 1998.



                                  ORTEC INTERNATIONAL, INC.



                                  By:      /s/Steven Katz
                                           Steven Katz, PHD, President, Chief
                                           Executive Officer and Chairman

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                             Title                                  Date
   ---------                             -----                                  ----
/s/ Steven Katz                     Chairman, Chief                         March 10, 1998
----------------------------        Executive Officer
Steven Katz, PhD                    and President
                                    (Principal Executive
                                    Officer)

/s/ Ron Lipstein                    Treasurer,                              March 10, 1998
----------------------------        Secretary, Chief
Ron Lipstein                        Financial Officer
                                    and (Principal
                                    Financial Officer)


----------------------------        Senior Vice
Dr. Mark Eisenberg                  President - Research
                                    and Development and
                                    Director



/s/ Alain Klapholz                  Director and Vice                       March 10, 1998
--------------------------          President - Operations
Alain Klapholz




/s/ Joseph Stechler                 Director                                March 10, 1998
----------------------------
Joseph Stechler




----------------------------        Director
Steven Lilien, PhD

                                INDEX OF EXHIBITS


NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
**4        Ortec International, Inc. 1996 Stock Option Plan

 *5        Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

*24.1      Consent of Grant Thornton, LLP

*24.2      Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
           (contained in Exhibit 5)


----------

*        Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed in June 1996. Modification adopted by the Registrant's Board of Directors on December 2, 1997 filed herewith.